Exhibit 3.1

                                                              SECRETARY of STATE
                                                        DIVISION of CORPORATIONS
                                                      FILED 9:00 a.m. 09/19/1991
                                                             912625170 - 2274303

                          CERTIFICATE OF INCORPORATION
                                       OF
                           REPOSSESSION AUCTION, INC.

         FIRST: The name of the corporation is REPOSSESSION AUCTION, INC.

         SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, County of New Castle, name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         The purpose specified in the foregoing paragraph shall in nowise be limited or restricted by reference to, or inference from, the terms of any provision in this Certificate of Incorporation.

         The corporation shall possess and may exercise all powers and privileges necessary or convenient to effect the foregoing purpose, including the general powers now or hereafter conferred by the laws of the State of Delaware upon corporations formed under the General Corporation Law of Delaware.

         FOURTH: The total number of capital stock which the corporation shall have authority to issue is 5,000,000 shares, which shall consist of common stock, par value one tenth of one cent ($.001) per share, for a total par value amounting in the aggregate to $5,000.

         The Board of Directors of the corporation is authorized to determine or alter the voting powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, granted to or imposed upon any wholly-unissued class and/or series of capital stock in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any such wholly-unissued class and/or series, to increase or decrease (but not below the number of shares of any such class and/or series then outstanding) the number of shares of any such class and/or series, and to fix the number of shares of any such class and/or series.

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         FIFTH: The name and mailing address of the sole incorporator is as follows:

       NAME                                  MAILING ADDRESS
       ----                                  ---------------
John S.  Stoppelman                        4350 N. Fairfax Drive, Suite 420
                                           Arlington, Virginia 22203

         SIXTH: The name and mailing address of the person who is to serve as the sole director until the first annual meeting of the stockholders, or until their successors are duly elected and qualify, are as follows:

       NAME                                  MAILING ADDRESS
       ----                                  ---------------
1. Lloyd Lyons,                            11401 N.W. Seventh Avenue
   Chairman of the Board                   Miami, Florida 33168
   and Chief Executive Officer

         SEVENTH The corporation shall, to the full extent permitted by section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

         A director of the corporation shall not be personally liable to the corporation or its members for monetary damages for breach of fiduciary duty as a director, except for. liability (i) for any breach of the director's duty of loyalty to the corporation or its members, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

         EIGHTH: The private property of the stockholders of the corporation shall not be subject to the payment of corporate debts to any extent whatsoever.

         NINTH: The Board of Directors shall have the power the assent or vote of the stockholders to make, alter, amend, change, add to, or repeal the by-laws of the corporation; PROVIDED, HOWEVER, that any by-law made by the BOARD of DIRECTORS may be altered, amended or repealed by the stockholders at any time.

         The powers and authorize herein conferred upon the Board of Directors are in furtherance, and not in limitation, of those conferred by the laws of the State of Delaware. In addition to the powers and authorities herein or by statute expressly conferred upon, it, the Board of Directors may exercise all such powers and do all such as acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this certificate of incorporation and to the by-laws of the

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

corporation; PROVIDED, HOWEVER, that no by-law made by is the stockholders shall invalidate any prior act by the directors which would have been valid if such by-law had not been made.

         TENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors, or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         ELEVENTH: The corporation reserves the right for amend, alter, change or appeal any provision contained in the Certificate of Incorporation and all rights conferred upon stockholders, directors and officers herein are granted subject to this reservation.

         THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate of incorporation, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly, has hereunto set his hand on this 18th day of September, 1991.


                                         /s/ JOHN S. STOPPELMAN
                                        --------------------------------
                                             JOHN S. STOPPELMAN

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

                                STATE OF DELAWARE
                        OFFICE OF THE SECRETARY OF STATE              PAGE 1

         I, EDWARD J. FREEL, SECRETARY OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE Certificate OF INCORPORATION OF "REPOSSESSION AUCTION, INC.", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF SEPTEMBER, A.D. 1991, at 9 O'CLOCK A.M.


                     (GRAPHIC SEAL OMITTED)


                     /s/ EDWARD J. FREEL
                     -----------------------------------------
                         EDWARD J. FREEL, SECRETARY OF STATE

                     AUTHENTICATION: 7673618
                     DATE:  10-13-95

2274303  8100
950232882

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/16/1994
944109118 - 2274303

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

         REPOSSESSION AUCTION, INC., a Corporation organized and existing by virtue of the General Corporation Law of the State of Delaware does hereby certify that:

         FIRST. At the annual meeting of shareholders held on June 13, 1994, an appropriate majority of the holders of the shares of common stock entitled to vote authorized the amendment of the Certificate of Incorporation so that the Article thereof numbered "FIRST" shall be read as follows:

         "FIRST. The name of the Corporation is Latin American Casinos, Inc."

         SECOND. The said amendment was duly adopted in accordance with provisions of Section 242 of the General Corporate Law of the State of Delaware.

         In WITNESS THEREOF, said corporation has caused this certificate to be signed by Jeffrey A. Felder, its President, and Geraldine Lyons, its Secretary, this 13th day of June, 1994.

                                         REPOSSESSION AUCTION, INC.


(CORPORATE SEAL)


                                         BY:  /s/ JEFFREY A. FELDER
                                            ------------------------------------
                                                  Jeffrey A. Felder
                                                  President

ATTEST:

/s/ GERALDINE LYONS
----------------------------
Geraldine Lyons
Secretary

STATE of FLORIDA
COUNTY OF DADE

         This instrument was acknowledged before me on the 13th day of June, 1994 by Jeffrey A. Felder as President of Repossession Auction, Inc., now known as Latin American Casinos, Inc., who acknowledged that he had executed the same for the purpose, consideration and in the capacity therein stated, and as the act and deed of said corporation. He further acknowledged to me that the facts stated therein are true and correct.

       Personally known to me.     /s/ LYDIA VILLASUSO
                                   --------------------------------
                                       LYDIA VILLASUSO
                                       Notary Public

       My commission expires:
            June 26, 1994                (NOTARY SEAL OMITTED)
       ----------------------------

                                        ----------------------------------------
                                        LYDIA VILLASUSO
                                        MY COMMISSION #CC  025325
                                        EXPIRES JUNE 26, 1994
                                        BONDED THRU NOTARY PUBLIC UNDERWRITERS
                                        ----------------------------------------

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